Exhibit 99.3

AARON'S INTERMEDIATE HOLDCO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2026 and 2025

(Unaudited)

AARON'S INTERMEDIATE HOLDCO, INC.

TABLE OF CONTENTS

Part I: Financial Information

Item I. Financial Statements and Supplementary Data

Condensed Consolidated Balance Sheets	3
June 30, 2026 (Unaudited) and December 31, 2025

Condensed Consolidated Statements of Loss (Unaudited)	4
Six Months Ended June 30, 2026 and 2025

Condensed Consolidated Statements of Other Comprehensive Loss (Unaudited)	5
Six Months Ended June 30, 2026 and 2025

Condensed Consolidated Statements of Cash Flows (Unaudited)	6
Six Months Ended June 30, 2026 and 2025

Notes to Condensed Consolidated Financial Statements (Unaudited)	7

AARON'S INTERMEDIATE HOLDCO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In Thousands)	June 30, 2026	December 31, 2025
ASSETS:
Cash and Cash Equivalents	$112,382	$64,911
Accounts Receivable (net of allowances of $9,564 at June 30, 2026 and $9,345 at December 31, 2025)	50,357	33,055
Loans Receivable, Net	1,043	1,881
Lease Merchandise (net of accumulated depreciation and allowances of $246,548 at June 30, 2026 and $141,927 at December 31, 2025)	610,539	650,839
Merchandise Inventories, Net	71,155	84,280
Property, Plant and Equipment, Net	143,745	140,655
Operating Lease Right-of-Use Assets	367,016	375,169
Income Tax Receivable	1,701	9,467
Prepaid Expenses and Other Assets	67,246	80,217
Assets Held for Sale	2,614	2,024
Total Assets	$1,427,798	$1,442,498
LIABILITIES & SHAREHOLDERS' EQUITY:
Accounts Payable and Accrued Expenses	$279,265	$276,442
Deferred Income Taxes Payable	35,543	41,644
Customer Deposits and Advance Payments	56,251	62,303
Operating Lease Liabilities	388,138	394,681
Debt	680,121	648,105
Total Liabilities	1,439,318	1,423,175
Commitments and Contingencies (Note 5)
SHAREHOLDERS' (DEFICIT) / EQUITY:
Common Stock: $0.01 par, 1,000,000 authorized, 100 issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Additional Paid-in Capital	95,767	95,767
Retained Losses	(105,876)	(75,274)
Accumulated Other Comprehensive Loss	(1,411)	(1,170)
Total Shareholders' (Deficit) / Equity	(11,520)	19,323
Total Liabilities & Shareholders' (Deficit) / Equity	$1,427,798	$1,442,498

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AARON'S INTERMEDIATE HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

	Six Months Ended June 30,
	2026	2025
(In Thousands)
REVENUES:
Lease Revenues and Fees	$691,871	$683,553
Retail Sales	247,558	276,719
Non-Retail Sales	34,041	37,679
Franchise Royalties and Other Revenues	12,526	11,941
	985,996	1,009,892
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	230,206	227,846
Retail Cost of Sales	185,814	214,637
Non-Retail Cost of Sales	27,535	30,505
	443,555	472,988
GROSS PROFIT	542,441	536,904
OPERATING EXPENSES:
Personnel Costs	223,220	241,908
Other Operating Expenses, Net	234,501	221,721
Provision for Lease Merchandise Write-Offs	44,971	29,219
Restructuring Expenses, Net	3,921	5,887
Acquisition-Related Costs	7,628	5,085
	514,241	503,820
OPERATING PROFIT	28,200	33,084
Interest Expense	(59,758)	(53,462)
Other Non-Operating Income, Net	361	277
LOSS BEFORE INCOME TAXES	(31,197)	(20,101)
INCOME TAX BENEFIT	(7,200)	(9,580)
NET LOSS	$(23,997)	$(10,521)

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AARON'S INTERMEDIATE HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Six Months Ended June 30,
(In Thousands)	2026	2025
Net Loss	$(23,997)	$(10,521)
Other Comprehensive (Loss) Income
Foreign Currency Translation Adjustment, net of Tax[1]	(241)	629
Total Other Comprehensive (Loss) Income	(241)	629
Comprehensive Loss	$(24,238)	$(9,892)

1 The tax effect to the Foreign Currency Translation Adjustment for the six months ended June 30, 2026 and 2025 was not significant.

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AARON'S INTERMEDIATE HOLDCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(In Thousands)	2026	2025
OPERATING ACTIVITIES:
Net Loss	$(23,997)	$(10,521)
Adjustments to Reconcile Net Loss to Net Cash Provided by (Used in) Operating Activities:
Depreciation of Lease Merchandise	224,570	224,195
Other Depreciation and Amortization	23,504	22,965
Provision for Lease Merchandise Write-Offs	44,971	29,219
Accounts Receivable Provision	21,797	19,584
Deferred Income Taxes	(7,503)	(15,892)
Impairment of Assets	385	2,211
Non-Cash Lease Expense	62,983	53,884
Other Changes, Net	11,206	7,797
Changes in Operating Assets and Liabilities:
Lease Merchandise	(230,320)	(266,909)
Merchandise Inventories	13,125	(2,889)
Accounts Receivable	(39,100)	(19,338)
Prepaid Expenses and Other Assets	14,143	(5,245)
Income Tax Receivable	7,766	5,643
Operating Lease Right-of-Use Assets and Liabilities	(61,756)	(57,847)
Accounts Payable and Accrued Expenses	11,511	(21,883)
Customer Deposits and Advance Payments	(6,052)	(5,574)
Cash Provided by (Used in) Operating Activities	67,233	(40,600)
INVESTING ACTIVITIES:
Purchases of Property, Plant & Equipment	(15,302)	(23,666)
Proceeds from Dispositions of Property, Plant, and Equipment	1,282	6,563
Proceeds from Disposition of Business	—	17,719
Acquisitions of Customer Agreements	(112)	—
Advances on Loans Receivable	(200)	(1,382)
Proceeds from Loans Receivable	718	1,802
Cash (Used in) Provided by Investing Activities	(13,614)	1,036
FINANCING ACTIVITIES:
Repayments on Finance Lease Obligations	(1,218)	(456)
Proceeds from Credit Facilities	268,358	319,285
Repayments on Credit Facilities	(213,115)	(306,177)
Payment for Extinguishment of Debt	(36,331)	—
Collateral Benefactor Agreement Advance	—	(19,998)
Dividends Paid	(15,353)	(2,586)
Debt Issuance Costs	(8,389)	(1,121)
Cash Used in Financing Activities	(6,048)	(11,053)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(100)	22
Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	47,471	(50,595)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	70,087	87,670
Cash and Cash Equivalents at End of Period:
Cash and Cash Equivalents	112,382	30,474
Restricted Cash included in Prepaid Expenses and Other Assets	5,176	6,601
Total Cash, Cash Equivalents, and Restricted Cash at End of Period	$117,558	$37,075

The accompanying notes are an integral part of the Condensed Consolidated Financial Statements.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Overview

Description of Business

Aaron's Intermediate Holdco, Inc., (the "Company"), a Delaware corporation and wholly owned subsidiary of IQV Holdco, LLC, a Delaware limited liability company ("IQV", or "IQV Holdco"), wholly owns The Aaron's Company, Inc. ("The Aaron's Company"), a leading, technology-enabled, omnichannel provider of lease-to-own ("LTO") and retail purchase solutions of furniture, electronics, appliances, and other home goods across its brands: Aaron's, BrandsMart U.S.A. ("BrandsMart"), and BrandsMart Leasing ("BML").

The Aaron's brand and BrandsMart Leasing (collectively referred to as the "Aaron's Business") provide consumers with LTO and retail purchase solutions through the Company's Aaron's stores in the United States and Canada and the aarons.com e-commerce platform. Aaron's also supports franchisees of its Aaron's stores. BML offers lease-to-own solutions to BrandsMart customers. As previously announced, following June 30, 2026 and prior to the consummation of the Mergers

(as defined below) on August 11, 2026, the Company ceased originating new BrandsMart Leasing agreements. The Company continues to service and recognize revenue from BrandsMart Leasing agreements outstanding as of the cessation date in accordance with their terms.

BrandsMart is a leading appliance and consumer electronics retailer in the southeast United States and one of the largest appliance retailers in the country with stores in Florida and Georgia and an e-commerce presence on brandsmartusa.com and other internet marketplaces.

On December 11, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Katapult Holdings, Inc., Katapult Merger Sub 1, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Katapult (“Merger Sub 1”), Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned indirect subsidiary of Katapult (“Merger Sub 2”), CCF Holdings LLC, a Delaware limited liability company (“CCFI”). The transaction (the “Mergers”) closed on August 11, 2026.

Basis of Presentation

The accompanying condensed consolidated financial statements as of and for the six months ended June 30, 2026, and the comparable prior-year period, reflect the financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries, with intercompany balances and transactions eliminated, and have been prepared in accordance with U.S. GAAP. On June 16, 2024, the Company entered into an Agreement and Plan of Merger pursuant to which IQVentures Holdings, LLC acquired The Aaron’s Company; the transaction was approved by shareholders on September 25, 2024, and closed on October 3, 2024, at which time the Company became a wholly owned subsidiary of IQVentures Holdings, LLC, followed by a transfer of all equity interests to IQV Holdco (collectively, the “Go Private Transaction”). The Company elected pushdown accounting and applied the IQV's basis of accounting, reflecting the fair value of the Company’s assets and liabilities as of the Go Private Transaction date, unless otherwise required by U.S. GAAP.

The preparation of the Company's condensed consolidated financial statements in conformity with U.S. GAAP for interim financial information requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements do not include all information required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement have been included in the accompanying unaudited condensed consolidated financial statements. These financial statements should be read in conjunction with the financial statements and notes thereto included in the 2025 audited consolidated financial statements. The results of operations for the six months ended June 30, 2026 are not necessarily indicative of operating results that may be achieved for an other interim period or for the full year.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounting Policies and Estimates

See Note 1 to the 2025 audited consolidated financial statements for expanded discussion of accounting policies and estimates.

Revenue Recognition

The Company provides lease and retail merchandise, consisting of appliances, electronics, furniture, and other home goods to its customers for lease under certain terms agreed to by the customer and through retail sales. The Company's Aaron's stores, aarons.com e-commerce platform, and BrandsMart Leasing components of the Aaron's Business offer leases with flexible ownership plans that can be generally renewed weekly, bi-weekly, semi-monthly, or monthly up to 24 months. The Aaron's Business also earns revenue from the sale of merchandise to customers and Aaron's franchisees, and earns ongoing revenue from Aaron's franchisees in the form of royalties and through fees for advertising efforts that benefit the franchisees.

The Company's BrandsMart stores and related brandsmartusa.com e-commerce platform offer the sale of merchandise directly to its customers via retail sales.

See Note 3 to these condensed consolidated financial statements for further information regarding the Company's revenue recognition policies and disclosures.

Lease Merchandise

The Company’s lease merchandise is recorded at the lower of depreciated cost, including overhead costs from our distribution centers, or net realizable value. The Company begins depreciating furniture and appliances at the earlier of the lease date or 24 months and one day from its purchase, while all other lease merchandise begins depreciating at the earlier of when the merchandise is leased to the customer or 12 months and one day from its purchase. Lease merchandise fully depreciates over the lease agreement period when on lease, generally 12 to 24 months, and generally 36 months when not on lease. Depreciation is accelerated upon early payout.

The following is a summary of lease merchandise, net of accumulated depreciation and allowances:

(In Thousands)	June 30, 2026	December 31, 2025
Merchandise on Lease, net of Accumulated Depreciation and Allowances	$423,045	$445,449
Merchandise Not on Lease, net of Accumulated Depreciation and Allowances	187,494	205,390
Lease Merchandise, net of Accumulated Depreciation and Allowances	$610,539	$650,839

The Aaron's store-based operations' policies require weekly merchandise counts at its store-based operations, which include write-offs for unsalable, damaged, or missing merchandise inventories. Monthly cycle counting procedures are performed at the Aaron's distribution centers. The Company also monitors merchandise levels and mix by division, store, and distribution center, as well as the average age of merchandise on hand. If obsolete merchandise cannot be returned to vendors, its carrying amount is adjusted to its net realizable value or written off. Generally, all merchandise not on lease is available for lease or sale. On a monthly basis, all damaged, lost or unsalable merchandise identified is written off and is included as a component of the provision for lease merchandise write-offs in the accompanying condensed consolidated statements of loss.

The Company records a provision for write-offs using the allowance method, which is included within lease merchandise, net within the condensed consolidated balance sheets. The allowance method for lease merchandise write-offs estimates the merchandise losses incurred but not yet identified by management as of the end of the accounting period based primarily on historical write-off experience. Other qualitative factors are considered in estimating the allowance, such as seasonality and the impacts of uncertainty surrounding inflationary and other economic pressures in the current macroeconomic environment. Therefore, actual lease merchandise write-offs could differ from the allowance. The provision for write-offs is included in provision for lease merchandise write-offs in the accompanying condensed consolidated statements of loss. The Company writes off lease merchandise on lease agreements that are 60 days or more past due on pre-determined dates twice monthly. The Company writes off lease merchandise on lease agreements for its BrandsMart Leasing operations that are 90 days or more past due on pre-determined dates twice monthly.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table shows the components of the allowance for lease merchandise write-offs, which is included within lease merchandise, net in the condensed consolidated balance sheets:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Beginning Balance	$11,554	$13,172
Merchandise Written off, net of Recoveries	(45,868)	(28,858)
Provision for Write-offs	44,971	29,219
Ending Balance	$10,657	$13,533

Merchandise Inventories

The Company’s merchandise inventories are stated at the lower of weighted average cost or net realizable value, and consist entirely of merchandise held for sale by BrandsMart. In-bound freight-related costs from vendors, net of allowances and vendor rebates, are included as part of the net cost of merchandise inventories. Costs associated with storing and transporting merchandise inventories to our retail stores are expensed as incurred and included within retail cost of sales in the condensed consolidated statements of loss.

The Company periodically evaluates aged and distressed inventory and establishes an inventory markdown which represents the excess of the carrying value over the amount the Company expects to realize from the ultimate sale of the inventory. Markdowns establish a new cost basis for the inventory and are recorded within retail cost of sales within the condensed consolidated statements of loss. The write-offs of merchandise inventories associated with the Company's cycle and physical inventory count processes are also included within retail cost of sales in the condensed consolidated statements of loss. The Company records an inventory reserve for the anticipated loss associated with selling inventories below cost. This reserve is based on management’s current knowledge with respect to inventory levels, sales trends, and historical experience selling or disposing of aged or obsolete inventory.

The following is a summary of merchandise inventories, net of allowances:

(In Thousands)	June 30, 2026	December 31, 2025
Merchandise Inventories, gross	$73,168	$85,837
Reserve for Merchandise Inventories	(2,013)	(1,557)
Merchandise Inventories, net	$71,155	$84,280

The following table shows the components of the reserve for merchandise inventories:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Beginning Balance	$1,557	$947
Merchandise Written off	(348)	(335)
Provision for Write-offs	804	893
Ending Balance	$2,013	$1,505

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Advertising

Advertising production costs are initially recognized as a prepaid advertising asset and are expensed when an advertisement appears for the first time. The prepaid advertising asset was $0.8 million and $0.2 million at June 30, 2026 and December 31, 2025, respectively, and is reported within prepaid expenses and other assets on the condensed consolidated balance sheets.

Total advertising costs are classified within other operating expenses, net in the condensed consolidated statements of loss. These advertising costs are presented net of cooperative advertising considerations received from vendors, which represents reimbursement of specific, identifiable and incremental costs incurred in selling those vendors’ products, and are recorded as a reduction of advertising costs.

The following table shows total advertising costs, net of cooperative advertising considerations:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Advertising Costs, Gross	$37,191	$34,848
Less: Cooperative Advertising Considerations	(13,399)	(16,517)
Advertising Costs, Net	$23,792	$18,331

Acquisition-Related Costs

Acquisition-related costs of $7.6 million and $5.1 million were incurred for the six months ended June 30, 2026 and 2025 respectively, and primarily represent third-party consulting and legal fees related to the upcoming transaction.

Cash and Cash Equivalents

The Company classifies as cash equivalents any highly liquid investments that have maturity dates of three months or less at the time they are purchased. The Company maintains its cash and cash equivalents at various banks. Bank balances may exceed coverage provided by the Federal Deposit Insurance Corporation ("FDIC"). However, due to the size and strength of the banks in which balances that exceed the FDIC coverage are held, any exposure to loss is believed to be minimal. Cash and cash equivalents also includes amounts in transit due from financial institutions related to credit card and debit card transactions, which generally settle within three business days from the original transaction.

Supplemental Cash Flow Information

The following table shows supplemental cash flow information:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Net Cash Paid (Received) During the Six Months Ended:
Interest	$55,349	$46,369
Income Taxes	$(7,331)	$720

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounts Receivable

Accounts receivable consist primarily of receivables due from customers on lease agreements, corporate receivables incurred during the normal course of business (primarily for vendor consideration and third-party warranty providers) and franchisee obligations.

Accounts receivable, net of allowances, consist of the following:

(In Thousands)	June 30, 2026	December 31, 2025
Customers	$13,059	$8,255
Corporate	26,734	12,355
Franchisee	10,564	12,445
	$50,357	$33,055

The Company maintains an accounts receivable allowance for the Aaron's Business customer lease agreements, under which its policy is to record a provision for returns and uncollectible contractually due renewal payments based on historical payments experience, which is recognized as a reduction of lease revenues and fees within the condensed consolidated statements of loss. Other qualitative factors are considered in estimating the allowance, such as current and forecasted business trends. The Company writes off customer lease receivables for its Aaron's Business operations that are 60 days or more past due on pre-determined dates twice monthly. The Company writes off customer lease receivables for its BrandsMart Leasing operations that are 90 days or more past due on pre-determined dates twice monthly.

The Company also maintains an allowance for outstanding franchisee accounts receivable. The Company's policy is to estimate future losses related to certain franchisees that are deemed to have a higher risk of non-payment and record an allowance for these estimated losses. The estimated allowance on franchisee accounts receivable includes consideration of the financial position of each franchisee and qualitative consideration of potential losses associated with uncertainties impacting the franchisee's ability to satisfy their obligations. Uncertainties include inflationary and other economic pressures in the current macroeconomic environment. Accordingly, actual accounts receivable write-offs could differ from the allowance. The provision for uncollectible franchisee accounts receivable is recorded as bad debt expense in other operating expenses, net within the condensed consolidated statements of loss.

The allowance related to corporate receivables is not significant as of June 30, 2026 and December 31, 2025.

The following table shows the components of the accounts receivable allowance:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Beginning Balance	$9,345	$9,385
Accounts Written Off, net of Recoveries	(21,578)	(19,780)
Accounts Receivable Provision	21,797	19,584
Ending Balance	$9,564	$9,189

The following table shows the components of the accounts receivable provision, which includes amounts recognized for bad debt expense and the provision for returns and uncollectible renewal payments:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Bad Debt Expense (Recovery)	$87	$(563)
Provision for Returns and Uncollectible Renewal Payments	21,710	20,147
Accounts Receivable Provision	$21,797	$19,584

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Loans Receivable

As part of the Go Private Transaction, the Company established a line of credit for a U.S. franchisee with a commitment of $0.8 million and a line of credit for a Canadian franchisee with a commitment of $2.5 million to provide financing for franchisee operations. Both lines of credit bear interest at the prime rate plus 4%. The U.S. franchisee line of credit matured on March 31, 2025, at which time all outstanding principal was repaid and the agreement was terminated. The Canadian franchisee line of credit matures on March 30, 2030.

In addition, on January 21, 2025, the Company entered into a promissory note with a U.S. franchisee with a principal amount of $0.4 million, bearing interest at the prime rate plus 4%, with all outstanding principal and interest due on June 25, 2028. On October 8, 2025, the Company entered into an additional promissory note with a U.S. franchisee with a principal amount of $0.4 million, bearing interest at 11.25%, with all outstanding principal and interest due on September 30, 2026.

Amounts outstanding under these arrangements totaled $1.0 million and $1.9 million, and are classified within Loans Receivable, Net as of June 30, 2026 and December 31, 2025, respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the following:

(In Thousands)	June 30, 2026	December 31, 2025
Prepaid Expenses	$13,310	$12,398
Insurance Related Assets	23,886	24,844
Deferred Tax Assets	8,725	7,323
Restricted Cash[1]	5,176	5,176
Other Assets	16,149	30,476
	$67,246	$80,217

[1]	Amounts as of June 30, 2026 and December 31, 2025 include restricted cash of $2.2 million held as collateral for the Company's letters of credit, $1.4 million held as collateral for the Company's travel credit card programs, and $1.6 million held as collateral for BrandsMart's workers' compensation and general liability insurance policies.

Accumulated Other Comprehensive Loss

Changes in accumulated other comprehensive loss ("AOCI") by component as of June 30, 2026 and 2025 are summarized below:

Six Months Ended June 30, 2026
(In Thousands)	Foreign Currency
Balance at December 31, 2025	$(1,170)
Other Comprehensive Income, net of Tax	(241)
Balance at June 30, 2026	$(1,411)

Six Months Ended June 30, 2025
Foreign Currency
Balance at December 31, 2024	$(1,769)
Other Comprehensive Income, net of Tax	629
Balance at June 30, 2025	$(1,140)

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

(In Thousands)	June 30, 2026	December 31, 2025
Accounts Payable	$137,545	$122,439
Estimated Claims Liability Costs	62,361	57,964
Accrued Salaries and Benefits	25,696	33,462
Accrued Real Estate and Sales Taxes	22,678	24,055
Other Accrued Expenses and Liabilities	30,985	38,522
	$279,265	$276,442

Sales Taxes

The Company applies the net basis for sales taxes imposed on goods and services in the condensed consolidated statements of loss. The Company is required by the applicable governmental authorities to collect and remit sales taxes. Accordingly, such amounts are charged to the customer, collected, and remitted directly to the appropriate jurisdictional entity.

Estimated Claims Liability Costs

Estimated claims liability costs are accrued primarily for workers compensation and vehicle liability at the Aaron's Business entity level as well as general liability and group health insurance benefits provided to team members. These liabilities are recorded within estimated claims liability costs within accounts payable and accrued expenses in the condensed consolidated balance sheets. Estimates for these claims liabilities are made based on actual reported but unpaid claims and actuarial analysis of the projected claims run off for both reported and incurred but not reported claims. This analysis is based upon an assessment of the likely outcome or historical experience and considers a variety of factors, including the actuarial loss forecasts, company-specific development factors, general industry loss development factors and third-party claim administrator loss estimates of individual claims.

The Company makes periodic prepayments to its insurance carriers to cover the projected claims run off for both reported and incurred but not reported claims, considering its retention or stop loss limits. In addition, we have prefunding balances on deposit and other insurance receivables with the insurance carriers which are recorded within prepaid expenses and other assets in our condensed consolidated balance sheets.

Shareholders' (Deficit) / Equity

Changes in stockholders' equity for the six months ended June 30, 2026 and 2025 are as follows:

	Treasury Stock		Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total Shareholders'
(In Thousands, Except Per Share)	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	(Deficit)
Balance at December 31, 2025	—	—	100	—	$95,767	$(75,274)	$(1,170)	$19,323
Net Loss	—	—	—	—	—	(23,997)	—	(23,997)
Foreign Currency Translation Adjustment	—	—	—	—	—	—	(241)	(241)
Dividend[1]	—	—	—	—		(6,605)	—	(6,605)
Balance at June 30, 2026	—	—	100	—	$95,767	$(105,876)	$(1,411)	$(11,520)

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Treasury Stock		Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total Shareholders'
(In Thousands, Except Per Share)	Shares	Amount	Shares	Amount	Capital	Earnings	Loss	' Equity
Balance at December 31, 2024	—	$—	100	$—	$94,909	$(8,970)	$(1,769)	$84,170
Net Loss	—	—	—	—	—	(10,521)	—	(10,521)
Measurement Period Adjustment	—	—	—	—	(2,209)	—	—	(2,209)
Foreign Currency Translation Adjustment	—	—	—	—	—	—	629	629
Dividend[1]	—	—	—	—	—	(5,239)	—	(5,239)
Balance at June 30, 2025	—	—	100	—	92,700	(24,730)	(1,140)	66,830

1Dividends declared and unpaid at June 30, 2026 and 2025 total $0.9 million and $4.4 million, respectively.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1—Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2—Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Valuations based on unobservable inputs reflecting management’s own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The fair values of the Company's assets and liabilities as of June 30, 2026 and December 31, 2025 are further described in Note 2 to these condensed consolidated financial statements.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

Adopted

In November 2024, the FASB issued an accounting pronouncement (ASU 2024-04) related to induced conversions of convertible debt instruments. The amendments in this update clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions rather than as debt extinguishments. This update is effective for annual periods beginning after December 15, 2025, including interim periods within those fiscal years, though early adoption is permitted. The Company adopted this pronouncement effective January 1, 2026, and it did not have a material effect on our condensed consolidated financial statements.

In July 2025, the FASB issued an accounting pronouncement (ASU) 2025-05 related to the measurement of credit losses for accounts receivable and contract assets. The amendments provide (1) all entities with a practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of the assets and (2) entities other than public business entities with an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. This update is effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. The Company adopted this pronouncement effective January 1, 2026, and it did not have a material effect on our condensed consolidated financial statements.

Effective in Future Periods

In December 2023, the FASB issued an accounting pronouncement (ASU 2023-09) related to income tax disclosures, which enhances the transparency and decision usefulness of income tax disclosures, primarily related to rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2025 for private entities, with early adoption permitted. Accordingly, the amendments would be first applicable to the Company’s year-end 2026 financial statements and are not applicable to the interim period ended June 30, 2026.

In October 2023, the FASB issued an accounting pronouncement (ASU 2023-06) related to disclosure or presentation requirements for various subtopics in the FASB’s Accounting Standards Codification ("Codification"). The amendments in the update are intended to align the requirements in the Codification with the U.S. Securities and Exchange Commission's ("SEC") regulations and facilitate the application of GAAP for all entities. The effective date for each amendment is the date on which the SEC removal of the related disclosure requirement from Regulation S-X or Regulation S-K becomes effective, or if the SEC has not removed the requirements by June 30, 2027, this amendment will be removed from the Codification and will not become effective for any entity. Early adoption is prohibited. We are assessing the impact on our condensed consolidated financial statements.

In November 2024, the FASB issued an accounting pronouncement (ASU 2024-03) related to the reporting of comprehensive income - expense disaggregation disclosures. The amendments in this update creates new qualitative and quantitative income statement expense disclosure requirements for public business entities ("PBE")s, primarily through disaggregated disclosures of certain expense captions into specific categories within the footnotes to the financial statements. The new standard is effective for fiscal years beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. The amendments of this standard should be applied prospectively, with retrospective application permitted. Early adoption is also permitted. The Company is evaluating the impact of this ASU but does not expect these amendments to have a material effect on the consolidated financial statements.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2: FAIR VALUE MEASUREMENT

Non-Financial Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The following table summarizes non-financial assets measured at fair value on a nonrecurring basis:

	June 30, 2026			December 31, 2025
(In Thousands)	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Assets Held for Sale	$—	$2,614	$—	$—	$2,024	$—

Assets classified as held for sale are measured at the lower of carrying amount or fair value less estimated costs to sell, with any resulting adjustment recognized in other operating expenses, net, or restructuring expenses, net (when related to the Company’s restructuring program described in Note 6) in the condensed consolidated statements of loss. The assets’ highest and best use is as real estate land parcels for development or real estate properties for use or lease; however, the Company does not intend to develop or use these properties and plans to sell them to third parties as soon as practicable.

Note 3: REVENUE RECOGNITION

The following table disaggregates revenue by source:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Lease Revenues and Fees	$691,871	$683,553
Retail Sales	247,558	276,719
Non-Retail Sales	34,041	37,679
Franchise Royalties and Fees	12,130	11,534
Other	396	407
Total[1]	$985,996	$1,009,892

[1]	Includes revenues from Canadian operations of $7.3 million and $7.8 million for the six months ended June 30, 2026 and 2025, respectively, which are primarily lease revenues and fees.

Lease Revenues and Fees

The Aaron's Business, which includes BrandsMart Leasing, provides lease merchandise, consisting of furniture, appliances, electronics, computers, and other home goods to their customers for lease under certain terms agreed to by the customer. The Aaron's Business offers leases with flexible ownership plans that can be generally renewed weekly, bi-weekly, semi-monthly, or monthly up to 24 months and does not require deposits upon inception of customer agreements. The customer has the right to acquire ownership either through an early purchase option or through payment of all required lease payments through the end of the ownership plan. Aaron's also offers customers the option to obtain a membership in the Aaron’s Club program. Benefits of the Aaron’s Club program include lease protection, health & wellness discounts, and dining, shopping, and consumer savings. The Company also offers Aaron’s Protection Plus with additional lease protection benefits. These benefits are renewable period to period and are cancellable at any time by either party without penalty.

Lease revenues related to the leasing of merchandise, Aaron's Club membership fees, and Aaron's Protection Plus fees are recognized as revenue in the month they are earned. Payments received prior to the month earned are recorded as deferred lease revenue, and this amount is included in customer deposits and advance payments in the accompanying condensed consolidated balance sheets.

Substantially all of the prior year deferred lease revenue was recognized in the current year according to lease terms. Lease payments due but not received prior to month end are recorded as accounts receivable in the accompanying condensed consolidated balance sheets. Lease revenues are recorded net of a provision for returns and uncollectible renewal payments.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company's customer lease agreements are accounted for as operating leases. In accounting for its customer lease agreements as operating leases, the Company has considered that (1) the leases do not transfer ownership of the underlying asset to the lessee by the end of the lease term; (2) the leases do not grant the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; (3) the lease term is not for the major part of the remaining economic life of the underlying asset; (4) the present value of the sum of the lease payments does not equal or exceed substantially all of the fair value of the underlying asset; and (5) the underlying asset is not of a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

Substantially all lease revenues and fees were within the scope of ASC 842, Leases, for the six months ended June 30, 2026 and 2025. Included in lease revenues and fees above, the Company had $54.2 million and $18.3 million for the six months ended June 30, 2026 and 2025, respectively, within the scope of ASC 606, Revenue from Contracts with Customers, which is included in lease revenues and fees in the accompanying condensed consolidated statements of loss.

Retail Sales

All retail sales revenue is within the scope of ASC 606, Revenue from Contracts with Customers, during the six months ended June 30, 2026 and 2025.

Aaron's Business

Revenues from the retail sale of lease merchandise to individual consumers are recognized at the point of sale and are recorded within retail sales in the accompanying condensed consolidated statements of loss. Generally, the transfer of control occurs near or at the point of sale for retail sales. Aaron's Business retail sales are not subject to a returns policy.

BrandsMart

Revenues from the retail sale of merchandise inventories are recorded within retail sales in the accompanying condensed consolidated statements of loss and are recognized at a point in time that the Company has satisfied its performance obligation and transferred control of the product to the respective customer. Revenues associated with retail sales transactions for which control has not transferred are deferred and are recorded within customer deposits and advance payments within the accompanying condensed consolidated balance sheets. Substantially all of the prior year deferred retail sales were recognized in the current year.

Retail sales at the BrandsMart business, both in store and online, are subject to a 30-day return policy. Accordingly, an allowance, based on historical returns experience, for sales returns is recorded as a component of retail sales in the period in which the related sales are recorded as well as an asset for the returned merchandise. The return asset and allowance for sales returns was $0.3 million and $0.1 million for the six months ended June 30, 2026 and $0.1 million and $0.2 million for the six months ended June 30, 2025, respectively. The return asset and allowance for sales returns was recorded within prepaid and other assets and accounts payable and accrued expenses within the accompanying condensed consolidated balance sheets, respectively.

Additional protection plans can be purchased by BrandsMart customers that provides extended warranty coverage on their product purchases, with payment being due for this protection at the point of sale. A third-party underwriter assumes the risk associated with the coverage and is primarily responsible for fulfillment. The Company is an agent to the contract and records the fixed commissions. These fixed commissions on the extended warranty coverages are included within retail sales in the accompanying condensed consolidated statements of loss on a net basis and are recognized at the point of sale.

Non-Retail Sales

Revenues for the non-retail sale of merchandise to Aaron's franchisees are recognized when control transfers to the franchisee, which is upon delivery of the merchandise and are recorded within non-retail sales in the accompanying statements of loss. All non-retail sales revenue is within the scope of ASC 606, Revenue from Contracts with Customers.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Franchise Royalties and Fees

We have existing agreements with our current Aaron's franchisees to govern the operations of franchised stores. Our standard agreement is for a term of ten years, with one ten-year renewal option. Franchisees are obligated to remit to us royalty payments of 6% of the weekly cash revenue payments received, which is recognized as the fees become due. The Company also charges fees for advertising efforts that benefit the franchisees, which are recognized at the time the advertising takes place.

Substantially all franchise royalties and fee revenue is within the scope of ASC 606, Revenue from Contracts with Customers. Of the franchise royalties and fees, $9.2 million and $9.0 million for the six months ended June 30, 2026 and 2025, respectively, are related to franchise royalty income that is recognized as the fees become due. The remaining revenue is primarily related to advertising fees charged to franchisees. Franchise royalties and fees are recorded within franchise royalties and other revenues in the accompanying condensed consolidated statements of loss.

Note 4: INDEBTEDNESS

The following is a summary of the Company’s debt, net of applicable unamortized debt issuance costs:

(In Thousands)	June 30, 2026	December 31, 2025
Loan Facility	$398,899	$422,970
Term Loan	110,096	109,766
New Inventory ABL	87,086	58,000
Overadvance Facility	63,814	48,900
Finance Lease Obligations[2]	20,226	8,469
Total Debt[1]	$680,121	$648,105
Less: Current Maturities	2,199	2,080
Long-Term Debt	$677,922	$646,025

[1]	Includes unamortized debt issuance costs and interest of $21.1 million and $19.1 million at June 30, 2026 and December 31, 2025, respectively. The Company incurred $8.4 million and $2.4 million of debt issuance costs during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, related to the New Inventory ABL facility and Inventory ABL facility within prepaid expenses and other assets in the condensed consolidated balance sheets. The Company also maintains a separate swingline credit facility that provides for short-term borrowings, with no outstanding balance as of June 30, 2026.

[2]	During the six months ended June 30, 2026 and 2025, the Company entered into finance leases of $12.9 million and $7.7 million, respectively, which were treated as non-cash activities and therefore excluded from the condensed consolidated statements of cash flows. During the same periods, the Company made principal repayments on finance lease obligations of $1.2 million and $1.1 million, respectively.

Master Loan and Security Agreement (Loan Facility)

As part of the Go Private Transaction, the Company entered into a $425.0 million revolving loan and security agreement (the “Loan Facility”) at closing, secured by the Company’s lease agreements and related leased merchandise, with a maturity date of September 30, 2028. Upon an event of default, including failure to meet debt service obligations, all outstanding amounts under the facility would become immediately due and payable.

Borrowings under the Loan Facility bear interest at a rate per annum as follows: (1) for Class A Advances, the greater of 6.5% and the Term Secured Overnight Financial Rate ("SOFR") plus the Class A applicable margin (4.5%); for Class A ABR Advances, the greater of 6.5% and the ABR plus the Class A applicable margin (4.5%); (2) for Class B-1 Advances, the greater of 11.0% and the Term SOFR plus the Class B-1 applicable margin (9.0%); for Class B-1 ABR Advances, the greater of 11.0% and the ABR plus the Class B-1 applicable margin (9.0%); (3) for Class B-2 Advances, the greater of 14.5% and the Term SOFR plus the Class B-2 applicable margin (12.5%); for Class B-2 ABR Advances, the greater of 14.5% and the ABR plus the Class B-2 applicable margin (12.5%); and (4) for Class C Advances, the greater of 16.75% and the Term SOFR plus the Class C applicable margin (14.75%); for Class C ABR Advances, the greater of 16.75% and the ABR plus the Class C applicable margin (14.75%). The effective interest rate of the Loan Facility was 13.16% as of June 30, 2026.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As part of the Go Private Transaction, the Company executed the first amendment to the Loan Facility, increasing the commitment from $425 million to $475 million. In connection with the amendment, the Company expensed $2.1 million of deferred financing fees and capitalized $1.0 million of new fees. On October 23, 2025, the Company executed a second amendment to update the agreement with definitions related to the Merger Agreement.

As of June 30, 2026 and December 31, 2025, $398.9 million and $423.0 million were outstanding under the Loan Facility, respectively.

Term Loan Agreement (Term Loan)

As part of the Go Private Transaction, the Company entered into a $125.0 million term loan agreement (the “Term Loan”) at closing, secured by the Company’s assets and interests not pledged on a first-lien basis, with a maturity date of October 2, 2029.

In connection with the Term Loan Agreement, IQV Holdco issued Warrants to certain lenders under the Term Loan ("Warrant Holders"). The Warrants have a 10-year exercise period and are exercisable into Class W Units of Holdco, LLC (the “Class W Units”) at the option of the Warrant Holder. The Warrants had a fair value of $1.7 million when issued. While the Company is not party to the Warrants arrangements, the Warrants were issued as an inducement to the Warrant Holders. Management determined this inducement represented a financing cost of obtaining the Term Loan. The Company recorded the fair value of the Warrants as a reduction of the Term Loan carrying value with an offset to additional paid in capital.

In the event the Company is unable to meet their debt service payments or otherwise experience an event of default, the Company would be unconditionally liable for the outstanding balance of the debt obligations under the Term Loan, which would be immediately due in full upon an event of default. Borrowings under the Term Loan bear interest at a fixed rate per annum of 16.50% as of June 30, 2026.

On July 30, 2025, the Company executed the first amendment to the Term Loan to increase the delay draw term loan maximum commitment by $3.3 million, from $35.0 million to $38.3 million. On October 23, 2025, the Company executed a second amendment to incorporate definitions related to the Merger Agreement.

As of June 30, 2026 and December 31, 2025, $110.1 million and $109.8 million were outstanding under the Term Loan, respectively.

Credit Agreement (Inventory ABL)

As part of the Go Private Transaction, the Company entered into a $120.0 million credit agreement (the “Inventory ABL”) in relation to and upon closing of the Go Private Transaction. The Inventory ABL operates as a credit facility that allows the Company to purchase assets and is secured by the Company’s merchandise inventory related to its BrandsMart facilities and inventory related to its Aaron’s Company facilities. The Inventory ABL has a maturity date of October 1, 2027.

In the event the Company is unable to meet their debt service payments or otherwise experience an event of default, the Company would be unconditionally liable for the outstanding balance of the debt obligations under the Inventory ABL, which would be immediately due in full upon an event of default. Borrowings under the Inventory ABL bear interest at a rate per annum of SOFR plus 5.00%.

On December 31, 2024, the Company executed the first amendment to the Inventory ABL to update excess cash requirements. On June 13, 2025, the Company executed a second amendment to update permitted specified dividend definitions and related schedules. On December 11, 2025, the Company executed a third amendment to update loan termination triggers and related termination fees. The Company capitalized $1.2 million of fees associated with this amendment.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2026, the Company entered into a second amended and restated fee letter related to its Inventory ABL Facility, which increased certain fees applicable to prepayments, terminations, or refinancing through May 1, 2026. Fees of $4.8 million associated with the amendment were capitalized.

On April 30, 2026, the Company amended and restated its Inventory ABL Facility, replacing the lender syndicate, increasing total commitments to $122.0 million, and extending the maturity date to September 30, 2028 (the “New Inventory ABL”). Proceeds from the New Inventory ABL were used to repay the existing facility in full. The transaction was accounted for as a debt extinguishment under ASC 470. Accordingly, the Company recognized a $7.5 million loss on extinguishment of debt, consisting of $1.4 million of extinguishment fees paid to the lender and the write-off of $6.1 million of unamortized debt issuance costs, which was recorded in interest expense in the accompanying condensed consolidated statements of loss. In connection with the refinancing, the Company capitalized $3.1 million of new debt issuance costs which are being amortized over the term of the facility.

Borrowings under the New Inventory ABL bear interest at Term SOFR plus applicable margins ranging from 4.75% to 15.0%, depending on the loan class. The effective interest rate on outstanding borrowings was 13.17% as of June 30, 2026.

As of June 30, 2026 and December 31, 2025, $87.1 million and $58.0 million were outstanding under the New Inventory ABL.

Master Loan and Security Agreement (Overadvance Facility)

As part of the Go Private Transaction, the Company entered into a $40.0 million master loan and security agreement (the “Overadvance Facility”) in relation to and upon closing of the Go Private Transaction. The Overadvance Facility operates as a credit facility that allows the Company to purchase assets and is secured by a second lien on the Company’s leases and lease merchandise that secure the Loan Facility. The Overadvance Facility has a maturity date of September 30, 2028.

In the event the Company is unable to meet their debt service payments or otherwise experiences an event of default, the Company would be unconditionally liable for the outstanding balance of the debt obligations under the Overadvance Facility, which would be immediately due in full upon an event of default.

Borrowings under the Overadvance Facility bear interest at a rate per annum as follows: (1) for Class A Advances, the greater of 16.8% and the Term SOFR plus the Class A applicable margin (14.8%); for Class A ABR Advances, the greater of 16.8% and the ABR plus the Class A applicable margin (14.8%); (2) for Class B Advances, the greater of 16.8% and the Term SOFR plus the Class B applicable margin (14.8%); for Class B ABR Advances, the greater of 16.8% and the ABR plus the Class B applicable margin (14.8%). The effective interest rate of the Overadvance Facility was 18.49% at June 30, 2026.

In October 2025, the first amendment incorporated Merger Agreement–related definitions. In November 2025, the commitment was increased from $40 million to $55 million, followed by a December 2025 amendment updating the repayment waterfall. In January 2026, the Company executed a fourth amendment increasing the commitment from $55 million to $65 million; no fees were incurred.

As of June 30, 2026 and December 31, 2025, $63.8 million and $48.9 million were outstanding under the Overadvance Facility.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Financial Covenants

The Loan Facility, Term Loan, New Inventory ABL facility and Overadvance Facility contain customary financial covenants including (a) minimum Interest Coverage Ratio of 1.15 to 1.00, (b) maximum Leverage Ratio for each respective fiscal quarter as outlined in the agreement, (c) minimum liquidity of at least $30.0 million, and (d) minimum Tangible Asset Coverage Ratio of 1.15 to 1.00. In addition, the Term Loan contains an additional financial covenant for a minimum Portfolio Value of at least $310 million in merchandise book value on a rolling four month average at the end of each calendar month.

The Company is in compliance with its financial covenants as of June 30, 2026. If the Company were to fail to comply with these covenants, it would be in default under these agreements and all borrowings outstanding could become due immediately. Under the Loan Facility, the Company may pay cash dividends in any year so long as, after giving pro forma effect to the dividend payment, the Company maintains compliance with its financial covenants and no event of default has occurred or would result from the payment.

Note 5: COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time, the Company is party to various legal and regulatory proceedings arising in the ordinary course of business, certain of which have been described below. The Company establishes an accrued liability for legal and regulatory proceedings when it determines that a loss is both probable and the amount of the loss can be reasonably estimated. The Company continually monitors its litigation and regulatory exposure and reviews the adequacy of its legal and regulatory reserves on a quarterly basis. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters due to the inherent uncertainty in litigation, regulatory and similar adversarial proceedings, and substantial losses from these proceedings or the costs of defending them could have a material adverse impact upon the Company’s business, financial position, and results of operations.

At June 30, 2026 and December 31, 2025, the Company accrued $2.4 million and $1.7 million respectively, for pending legal and regulatory matters for which it believes losses are probable and is management’s best estimate of its exposure to loss. The Company records these liabilities in accounts payable and accrued expenses in the condensed consolidated balance sheets.

Those matters for which a loss is reasonably possible but not probable and those matters for which a reasonable estimate is not possible are not included within these estimated ranges and, therefore, the estimated ranges do not represent the Company’s maximum loss exposure.

In Jacob Atkinson v. Aaron’s, LLC dba Aaron’s Sales & Lease Ownership, LLC, No. 23-2-19649, filed on October 11, 2023, currently pending in Washington state court, plaintiff alleges that the Company violated Washington’s Equal Pay and Opportunity Act, RCW 49.58.110, because certain of the Company’s job postings did not include a wage scale or salary range. Because the statute is new, issues including standing, applicability as to who it covers, and the constitutionality of the statutory penalty have not been determined. Plaintiff seeks injunctive and declaratory relief and also seeks certification of a putative class. An estimate of the possible loss or range of loss cannot be made with reasonable accuracy.

The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such losses is estimable, often involves significant judgment about future events, and the outcome of litigation is inherently uncertain. Other than as described above, there is no material pending or threatened litigation against the Company that remains outstanding as of June 30, 2026.

Other Contingencies

At June 30, 2026, the Company had non-cancelable commitments primarily related to certain advertising and marketing programs, software licenses, and hardware and software maintenance of $45.1 million. Payments under these commitments are scheduled to be $12.4 million in 2026, $14.0 million in 2027, $7.7 million in 2028, and $11.0 million thereafter.

Management regularly assesses the Company’s insurance deductibles, monitors litigation and regulatory exposure with the Company’s attorneys, and evaluates its loss experience. The Company also enters into various contracts in the normal course of business that may subject it to risk of financial loss if counterparties fail to perform their contractual obligations.

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 6: RESTRUCTURING

As management continues to execute on its long-term strategic plan, additional benefits and charges are expected to result from our restructuring program. The extent of any future charges related to our restructuring program are not currently estimable and depend on various factors including the timing and scope of future cost optimization initiatives.

Operational Efficiency and Optimization Restructuring Program

During the third quarter of 2022, The Aaron's Company initiated the Operational Efficiency and Optimization Restructuring Program intended to strengthen operational efficiencies and reduce The Aaron's Company’s overall costs. Management believes that this restructuring program will help The Aaron's Company sharpen its operational focus, optimize its cost profile, allocate capital resources towards long-term strategic objectives, and generate incremental value for shareholders through investments in technological capabilities, and fulfillment center logistics competencies. This program also includes the Hub and Showroom model to optimize labor in markets, store labor realignments, optimization of The Aaron's Company's supply chain, the centralization and optimization of store support center, operations, and multi-unit store oversight functions, as well as other real estate and third party spend costs reductions. The Company expects the program to end on December 31, 2026.

Total net restructuring expenses under the Operational Efficiency and Optimization Restructuring Program were recorded within the Restructuring Expenses line in the condensed consolidated statement of loss and amounted to $3.9 million and $5.9 million, for the six months ended June 30, 2026 and June 30, 2025, respectively. Such expenses were comprised mainly of professional advisory fees, severance, operating lease right-of-use asset impairment charges, fixed asset impairment charges and continuing variable occupancy costs incurred related to closed stores. Management expects future restructuring expenses (reversals) due to potential early buyouts of leases with landlords, as well as continuing variable occupancy costs related to closed stores.

Since inception of the Operational Efficiency and Optimization Restructuring Program, The Aaron's Company has incurred charges of $52.5 million under the plan through June 30, 2026. These cumulative charges are primarily comprised of operating lease right-of-use asset and fixed impairment charges, continuing variable occupancy costs incurred related to closed stores, professional advisory fees, and severance related to reductions in its store support center and Aaron's Business store oversight functions.

The following table summarizes restructuring charges incurred under the Company's restructuring programs:

	Six Months Ended June 30,
(In Thousands)	2026	2025
Right-of-Use Asset Impairment	$1,019	$—
Operating Lease Charges, Net of Recoveries	1,844	(2,000)
Fixed Asset Impairment	—	3,671
Severance	1,022	4,078
Professional Advisory Fees	—	106
Other Expenses	36	32
	$3,921	$5,887

AARON'S INTERMEDIATE HOLDCO, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the corresponding accounts payable and accrued expenses as of June 30, 2026 and December 31, 2025 for the restructuring programs:

(In Thousands)	Severance	Operating Lease Charges
Balance at December 31, 2025	$944	$(88)
Restructuring Charges	1,019	1,844
Payments	(1,008)	$(1,479)
Balance at June 30, 2026	$955	$277

Note 7: RELATED PARTY TRANSACTIONS

Collateral Benefactor Agreements

The Company and certain of its subsidiaries are parties to collateral benefactor agreements (the "Collateral Benefactor Agreements") with certain funds managed by an entity controlled by IQ Business Finance, which provide credit support for potential workers' compensation liabilities. IQ Business Finance, is a holding company formerly controlled by affiliates of the Company. The affiliates sold their equity interests in IQ Business Finance in September 2025.

Under the Collateral Benefactor Agreements, certain funds managed by the controlled entity have agreed to provide credit support for workers' compensation claims up to $20 million and, in consideration therefor, the Company pays administrative and pledged collateral fees to such funds. This amount was deposited by the Company and presented within prepaid expenses and other assets and other liabilities. The Collateral Benefactor Agreements were subsequently amended and restated on January 3, 2025 where the $20 million in credit support was returned to the controlled entity. Total fees amounted to $2.6 million for the six months ended June 30, 2025 and are recorded in other operating expenses, net on the Company’s condensed consolidated statements of loss.

Note 8: SUBSEQUENT EVENTS

Management evaluated events occurring subsequent to the date of the condensed consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the condensed consolidated financial statements. The Company has evaluated subsequent events through September 11, 2026, the date the financial statements were available to be issued.

On August 11, 2026, the previously announced Merger Agreement was completed. With the close of the Merger Agreement, the Company and CCFI, together with Katapult's operating business, are wholly owned indirect subsidiaries of Katapult Holdings, Inc.